Exhibit 99.2 January 2021 0Exhibit 99.2 January 2021 0

Disclaimer About this Presentation This investor presentation (this “Presentation”) has been prepared for use by Hudson Executive Investment Corp. (“Hudson”) and Groop Internet Platform, Inc. (d/b/a Talkspace) (the “Company”) in connection with their proposed business combination (the “Business Combination”). This presentation is for informational purposes only and may not be reproduced or redistributed, in whole or in part, without the prior written consent of Hudson and Talkspace. The information contained herein does not purport to be all-inclusive and none of Hudson, the Company or their respective affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of Hudson, the Company, or any of their respective affiliates, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, to the extent you deem necessary. Forward Looking Statements Certain statements in this Presentation may be considered forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Hudson’s or the Company’s future financial or operating performance. For example, projections of future EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Hudson and its management, and the Company and its management, as the case may be, are inherently uncertain. Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Hudson nor the Company undertakes any duty to update these forward-looking statements. Non-GAAP Financial Measures This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, but not limited to, EBITDA and certain ratios and other metrics derived there from. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s Presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non- GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non- GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Please refer to footnotes where presented on each page of this Presentation or to the tables therein for a reconciliation of these measures to what the Company believes are the most directly comparable measure evaluated in accordance with GAAP. This Presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included. Certain monetary amounts, percentages and other figures included in this Presentation have been subject to rounding adjustments. Certain other amounts that appear in this Presentation may not sum due to rounding. Use of Projections This Presentation contains financial forecasts with respect to the Company’s projected financial results, including Revenue and EBITDA, for the Company's fiscal years 2020 through 2023. The Company's independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Industry and Market Data In this Presentation, Hudson and the Company rely on and refer to certain information and statistics obtained from third-party sources which they believe to be reliable. Neither Hudson nor the Company has independently verified the accuracy or completeness of any such third-party information. Additional Information Hudson intends to file with the SEC a proxy statement / prospectus on Form S-4 relating to the proposed Business Combination, which will be mailed to its stockholders once definitive. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. Hudson’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement / prospectus and the amendments thereto and the proxy statement / prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about the Company, Hudson and the Business Combination. When available, the proxy statement / prospectus and other relevant materials for the proposed Business Combination will be mailed to stockholders of Hudson as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement / prospectus, the definitive proxy statement / prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Talkspace, Broadway #607, New York, NY 10025. Participants in the Solicitation Hudson and its directors and executive officers may be deemed participants in the solicitation of proxies from Hudson’s stockholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in Hudson is contained in Hudson’s Registration Statement on Form S-1, as effective on June 8, 2020, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Talkspace, Broadway #607, New York, NY 10025. Additional information regarding the interests of such participants will be contained in the proxy statement / prospectus for the proposed Business Combination when available. The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Hudson in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement / prospectus for the proposed Business Combination when available. 1Disclaimer About this Presentation This investor presentation (this “Presentation”) has been prepared for use by Hudson Executive Investment Corp. (“Hudson”) and Groop Internet Platform, Inc. (d/b/a Talkspace) (the “Company”) in connection with their proposed business combination (the “Business Combination”). This presentation is for informational purposes only and may not be reproduced or redistributed, in whole or in part, without the prior written consent of Hudson and Talkspace. The information contained herein does not purport to be all-inclusive and none of Hudson, the Company or their respective affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of Hudson, the Company, or any of their respective affiliates, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, to the extent you deem necessary. Forward Looking Statements Certain statements in this Presentation may be considered forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Hudson’s or the Company’s future financial or operating performance. For example, projections of future EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Hudson and its management, and the Company and its management, as the case may be, are inherently uncertain. Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Hudson nor the Company undertakes any duty to update these forward-looking statements. Non-GAAP Financial Measures This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, but not limited to, EBITDA and certain ratios and other metrics derived there from. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s Presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non- GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non- GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Please refer to footnotes where presented on each page of this Presentation or to the tables therein for a reconciliation of these measures to what the Company believes are the most directly comparable measure evaluated in accordance with GAAP. This Presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included. Certain monetary amounts, percentages and other figures included in this Presentation have been subject to rounding adjustments. Certain other amounts that appear in this Presentation may not sum due to rounding. Use of Projections This Presentation contains financial forecasts with respect to the Company’s projected financial results, including Revenue and EBITDA, for the Company's fiscal years 2020 through 2023. The Company's independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Industry and Market Data In this Presentation, Hudson and the Company rely on and refer to certain information and statistics obtained from third-party sources which they believe to be reliable. Neither Hudson nor the Company has independently verified the accuracy or completeness of any such third-party information. Additional Information Hudson intends to file with the SEC a proxy statement / prospectus on Form S-4 relating to the proposed Business Combination, which will be mailed to its stockholders once definitive. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. Hudson’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement / prospectus and the amendments thereto and the proxy statement / prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about the Company, Hudson and the Business Combination. When available, the proxy statement / prospectus and other relevant materials for the proposed Business Combination will be mailed to stockholders of Hudson as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement / prospectus, the definitive proxy statement / prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Talkspace, Broadway #607, New York, NY 10025. Participants in the Solicitation Hudson and its directors and executive officers may be deemed participants in the solicitation of proxies from Hudson’s stockholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in Hudson is contained in Hudson’s Registration Statement on Form S-1, as effective on June 8, 2020, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Talkspace, Broadway #607, New York, NY 10025. Additional information regarding the interests of such participants will be contained in the proxy statement / prospectus for the proposed Business Combination when available. The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Hudson in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement / prospectus for the proposed Business Combination when available. 1

Today's attendees



Oren Frank

Co-founder and Chief Executive Officer

talkspace



Mark Hirschhorn

President, Chief Operating and Financial Officer

talkspace



Doug Braunstein

Chairman and President

Former CFO and Vice Chairman of J.P. Morgan

HUDSON EXECUTIVE INVESTMENT CORP.



Doug Bergeron

Chief Executive Officer

Technology Investor and Former CEO of VeriFone

HUDSON EXECUTIVE INVESTMENT CORP.

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Hudson Executive Investment Corp. overview

- Founder / Managing Partner of Hudson Executive Capital
- Former CFO / Vice Chairman of J.P. Morgan and Head of Americas Investment Banking
- 35-years of M&A leadership, including some of largest Healthcare transactions



Doug Braunstein



Doug Bergeron

- Managing Partner of Hudson Executive Capital
- 35-year successful FinTech track record including 12 years as CEO of VeriFone, during which time enterprise value grew from $50 million to over $5 billion
- Tech investor and mentor to management teams

HUDSON EXECUTIVE CAPITAL

- HEC is an investment firm that helps drive portfolio company strategy through active engagement with management
- Dedicated investment team with deep knowledge of public market positioning
- Leverage CEO network for guidance on investments
- HEC, along with Doug Braunstein and Doug Bergeron, is a co-sponsor of the SPAC

Select HEC investments

AtriCure
Corindus
HeartWare
natera
tivity HEALTH

CEO network: Select Healthcare Executives

- **Marc Casper**: *President, CEO and Director* — ThermoFisher SCIENTIFIC
- **Stephen Hemsley**: *Former CEO and current Chairman* — UnitedHealth Group
- **Alan Miller**: *Founder, Chairman and CEO* — UHS
- **Fred Eshelman**: *Former Chairman and CEO* — PPD
- **Paul Ormond**: *Former Chairman and CEO* — HCR ManorCare

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3

Key highlights

1. Tech-enabled solution to **tremendous unmet medical need with huge TAM** accelerated by COVID
2. Platform **designed to optimize outcomes** for patients and clinicians
3. Ideal modality for behavioral health – **more affordable and more timely access**
4. **Scalable technology stack** driven by **unmatched behavioral data set**
5. Purpose-driven management team with **proven public telehealth track record**
6. **Best-in-class B2C capabilities and brand awareness**
7. **Sizable B2B pipeline** of incremental recurring revenue
8. **Highly attractive valuation, growth profile and unit economics**

Hudson Executive / Talkspace partnership further accelerates growth

- Deep enterprise relationships in healthcare and other industries
- Public market and M&A expertise

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Compelling peer differentiation 1 2021E EV / Revenue 20.7x 22.9x 11.2x 15.2x 18.1x 6.8x 2022E EV / Revenue 30.4x 62.3x 2021E EV / Gross Profit 17.5x 22.2x 44.6x 10.9x 2022E EV / Gross Profit 48.4% 30.2% 65.3% 2019–2023E revenue CAGR Clinician Clinician Specialized Supply / demand supply / demand Clinical model focus behavioral network alignment alignment B2C | B2B behavioral üOOO üü Physician continuity OO ü 5 Source: FactSet and company filings 1 Note: Market data as of 01/07/21; Pro forma for merger with Livongo Capabilities ValuationCompelling peer differentiation 1 2021E EV / Revenue 20.7x 22.9x 11.2x 15.2x 18.1x 6.8x 2022E EV / Revenue 30.4x 62.3x 2021E EV / Gross Profit 17.5x 22.2x 44.6x 10.9x 2022E EV / Gross Profit 48.4% 30.2% 65.3% 2019–2023E revenue CAGR Clinician Clinician Specialized Supply / demand supply / demand Clinical model focus behavioral network alignment alignment B2C | B2B behavioral üOOO üü Physician continuity OO ü 5 Source: FactSet and company filings 1 Note: Market data as of 01/07/21; Pro forma for merger with Livongo Capabilities Valuation

Compelling peer differentiation

		EV / Revenue 2021E	EV / Revenue 2022E	Revenue CAGR '19A-22E
Core Peers[1]	• Telehealth / behavioral health offering • Technology-driven differentiation	19.2x	14.2x	36%
Disruptive Healthcare[2]	• Disrupting long-standing therapy solutions • Innovation expanding TAM	18.0x	14.6x	27%
High Growth Internet[3]	• Transforming business and consumer connectivity • Recurring revenue stream	22.8x	18.1x	42%
talkspace		11.2x	6.8x	75%

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FactSet as of 01/07/2021; [1] Core Peers includes mean of: Amwell, GoodRx, SOC Telemed, Teladoc; [2] Disruptive Healthcare includes mean of: Accolade, DexCom, Health Catalyst, HealthEquity, Inspire Medical, iRhythm, Novocure, Oak Street, One Medical, Phreesia, Veeva; [3] High Growth Internet includes mean of: Chegg, Etsy, Fiverr, Match, Shopify, Upwork, Zoom; Note: SOC Telemed is based on capital structure at deal announcement and Teladoc is pro forma for merger with Livongo

Business Overview 7Business Overview 7

Behavioral health is a vital service with an enormous TAM

70+ million
Americans suffer from mental illness, spread across all ethnic, socio-economic and age ranges

17 million
US adults have had at least one major depressive episode in the past year

30%
Increase in annual US suicide rate since 2001

$4.6 billion
Spent annually in the U.S. on unnecessary ER visits for mental illness

$192 billion
Of annual lost wages and lost productivity in U.S. as a result

True Global TAM



~$480bn
3.5% CAGR
~$588bn
Illustrative fully-treated global TAM[1]
International TAM
Domestic TAM
~$273bn
$133bn
$73bn
~$335bn
$163bn
$90bn
60% of Talkspace members are in therapy for the first time
2019
2025

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Source: Mordor Intelligence, NAMI; [1] Illustrative fully-treated global TAM represents total addressable market if the entire prevalent population were to receive care (only approximately 46% of patients with a behavioral illness currently receive care). This TAM number is calculated by taking the global TAM of those who receive treatment, divided by the % of the total treatable population who receive care

Leading virtual behavioral health platform

talkspace

- **Robust technology platform** purpose-built to personalize treatment and drive outcomes
- **Highly rated app** promotes behavioral health as a lifestyle choice, not a one-time event
- **Leading management team** passionate about mission
- **Large, optimized clinician network**
- **Unique B2C capabilities** and a highly-engaged customer base
- Robust and rapidly expanding **B2B presence**

2021E financial snapshot

$125M	~69%	~64%
net revenue	y/y rev. growth	gross margin

Company snapshot

>2M	>39M	~46,000
Members served to date	commercial covered lives	active members[1]
#1	**~2,650**	**68%**
branded virtual therapy provider	providers	Of members saw improvement in symptoms[2]

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Source: Brand Health Tracking Study (February and July 2020); [1] Includes B2C and B2B active members; [2] Hull, T.D., Malgaroli, M., Connolly, P.S. et al. Two-way messaging therapy for depression and anxiety: longitudinal response trajectories. BMC Psychiatry 20, 297 (2020)

A deep, highly experienced leadership team with both technology and healthcare expertise



Oren Frank
CEO, Co-Founder
McCANN



Roni Frank
Co-Founder, Clinical Services
amdocs



Mark Hirschhorn
President, COO and CFO
TELADOC.



Gil Margolin
CTO
amdocs



Sam Braunstein
Chief Marketing Officer
HigherOne
CONCERTIV



Dr. Neil Leibowitz
Chief Medical Officer
OPTUM



Deb Adler
SVP Network & Quality
UnitedHealthcare



Nisim Cohen
VP Finance and Ops
EY



Michaela Yule
Chief of Staff
BAIN & COMPANY

"Our mission is to provide more people with convenient access to affordable behavioral healthcare so that those in need live a happier and healthier life"

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Virtual therapy ideal for the unmet need in behavioral care

	Elements of care	In person limitations	talkspace
Access	Convenience	✘ Treatment stigma coupled with physical hurdles	✔ Multiple ways to access care
Access	Timeliness	✘ Inefficient	✔ On-demand access aligns issue and solution
Access	Cost	✘ High cost	✔ Affordable pricing model
Quality	Clinical matching	✘ Lead time between appointment / visit	✔ Matching algorithm and access to clinical network
Quality	Care continuity	✘ 44% return for second visit[1]	✔ 80% return for second visit[1]
Quality	Outcomes	✘ Hard to measure, variable outcomes	✔ AI / machine learning-driven platform

COVID has accelerated and made permanent these changes

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[1] Per Talkspace-conducted employer study

B2C and B2B model overview

Therapy

B2C Overview

$65/week	$79/week	$99/week
Messaging Plus	Messaging Premium	LiveTalk Ultimate
	+1 Live Video	+4 Live Videos
Text, video and audio messaging	Text, video and audio messaging	Text, video and audio messaging

Average member treatment length: 5.4 months[1]

Monthly average per member: $263[1]

B2B Overview

Employee Assistance Program	Behavioral Health	Direct to Employer
aetna	Cigna	Blackstone
Humana	PREMERA	Google
Cigna	OPTUM	accenture

EAP price per session: $65

BH price per session: $70

Psychiatry

Fee per session model (B2C)

- Initial consultation: $199
- Follow-up: $125

Fee per session model (B2B)

- Initial consultation: ~$180[2]
- Follow-up: ~$120[2]

Robust growth

B2C Active Members



~20,000
~28,000
2019A
Current

Sustained high growth in direct to consumer member base

Total B2B covered lives (mm)



~ 2
>39
Q1'19
Current

Impressive client growth success despite only recently launching

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[1] Numbers calculated based on most recently aggregated cohort data from January 2017 to August 2020; [2] B2B Psychiatry pricing shown as an illustrative average, true amount varies by provider type and payer

Unique platform to match providers and patients

Robust growth

Active providers


102% growth
~1,300
~2,650
Jun'19
Nov'20

Unparalleled value proposition

- Flexibility and convenience
- Professional development
- Efficiency
- Income

Unmatched presence and quality

Access

~2,650 providers across **all 50 U.S. states**

Experience

100% of providers with a Masters degree or higher

8 years average years of experience per provider

Diversity

85% female, **15%** male

21 clinical specialties

33% people of color

37% under age 35

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Robust technology platform drives differentiated care model

The journey	Technology engaged	Impact
1 Screening / intake	Robust, data-supported provider network	**Highly specialized, reliable expertise** Initial behavioral health assessment to evaluate member well-being and note specific needs and preferences
2 Match	Proprietary matching algorithm and quality control	**Personalized matches to suit specific needs and preferences** Member and provider matched based on specific preferences, driving positive outcomes and retention
3 Treatment	Machine learning-driven tools and programmatic / predictive therapy	**Improved clinical outcomes** Fully structured treatment incorporating a variety of evidence-based provider tools
4 Outcomes	Outcome trends and engagement patterns	**Outcomes visualization tools become iterative in treatment journey** 68% of members improved or remitted in reported anxiety / depression symptoms
5 Discharge	Clinical progress tracker and data-driven discharge results	**Data results to catalyze and reinforce positive next steps** Member provided with data results from sessions and reminded of support available with no interruption to prior cadence / provider
6 Maintenance	Personal digital care tools	**Providing better therapy at scale – truly managed care**

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Source: Hull, T.D., Malgaroli, M., Connolly, P.S. et al. Two-way messaging therapy for depression and anxiety: longitudinal response trajectories. BMC Psychiatry 20, 297 (2020)

Talkspace offers a best-in-class member experience Guaranteed Multi-platform Digital navigation Find provider response time capability and triage n Personalized matches to n Secure, reliable n Live video sessions n Goal-setting, guidance, suit specific needs and messaging with a with providers across and personalized preferences licensed provider mobile and desktop treatment plans 15Talkspace offers a best-in-class member experience Guaranteed Multi-platform Digital navigation Find provider response time capability and triage n Personalized matches to n Secure, reliable n Live video sessions n Goal-setting, guidance, suit specific needs and messaging with a with providers across and personalized preferences licensed provider mobile and desktop treatment plans 15

Science-based approach leads to superior clinical outcome Clinical case study A focus on clinical excellence Talkspace treatment efficacy 10 PHQ-9 GAD-7 12 10 Peer-reviewed studies 8 6 4 2 0 Pre Post 68% of patients improved or remitted Methods n Published study of 10,718 participants n Study length of 1.5-3 months n Average patient age 35 n Based on PHQ-9, GAD-7 results n Clinical standard for measuring depression and anxiety symptoms, respectively 16 Source: Hull, T.D., Malgaroli, M., Connolly, P.S. et al. Two-way messaging therapy for depression and anxiety: longitudinal response trajectories. BMC Psychiatry 20, 297 (2020)Science-based approach leads to superior clinical outcome Clinical case study A focus on clinical excellence Talkspace treatment efficacy 10 PHQ-9 GAD-7 12 10 Peer-reviewed studies 8 6 4 2 0 Pre Post 68% of patients improved or remitted Methods n Published study of 10,718 participants n Study length of 1.5-3 months n Average patient age 35 n Based on PHQ-9, GAD-7 results n Clinical standard for measuring depression and anxiety symptoms, respectively 16 Source: Hull, T.D., Malgaroli, M., Connolly, P.S. et al. Two-way messaging therapy for depression and anxiety: longitudinal response trajectories. BMC Psychiatry 20, 297 (2020)

The strongest brand in digital behavioral health

Instantly recognizable, highly influential spokespeople





Highest brand awareness[1] relative to competitors



talkspace
dr. on demand
MDLIVE
Teladoc HEALTH
betterhelp

Top US behavioral telehealth brands

Multi-faceted marketing approach is core to success in consumer market

Optimized Go-To-Market Narrative + Tracked Consumer Engagement



Turn breaking points into breakthroughs

PR + Advertising / Earned Media



Forbes
Cigna Expands Mental Health Network With Talkspace's Virtual Therapy

Print Media + Grassroots Campaign



THE KEY TO SUCCESS?
GOOD MENTAL HEALTH

Spokespeople + Employer Partnership Program



Cigna Humana

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Source: July 2020 Brand survey - 1,200 U.S. consumers, 18-49 y.o

[1] Measurement of aided awareness.

Growth 18Growth 18

Multiple levers for continued rapid growth M&A International expansion Expand partnerships Continue expanding user base and increase engagement 19Multiple levers for continued rapid growth M&A International expansion Expand partnerships Continue expanding user base and increase engagement 19

Expand highly-engaged core user base

Continue driving brand awareness and member engagement

Facebook, Instagram, Twitter

USA TODAY, Fortune

Gmail, Outlook


DEMI

Highest brand awareness[1] relative to competitors


talkspace
on demand
MDLIVE
Teladoc
betterhelp

Brand awareness of Talkspace

Maintain current and capture repeat members

- Expand Talkspace's brand to promote therapy as a lifestyle choice and not as a one time event
- Continue to enhance offering to minimize net turn of members
- Actively engage captive and prior members

80% of members viewed Talkspace as more effective than traditional, F2F therapy

98% of members viewed Talkspace as more convenient than traditional therapy

Expand member base

- Utilize brand awareness for further penetration
- Transition existing user base in need of psychiatry services
- Expand provider network and capabilities

36% of Americans are open to seeing a therapist

42% of Americans have seen a therapist at some point in their lives talkspace

Source: July 2020 Brand survey - 1,200 U.S. consumers, 18-49 y.o.; Hull, T.D., Mahan K. A Study of Asynchronous Mobile-Enabled SMS Text Psychotherapy. Journal of Telemedicine and e-Health, Vol. 23, No. 3; "Americans Feel Good About Counseling"

[1] Measurement of aided awareness

20

Diverse pathways to continued B2B growth

Address embedded members in existing B2B clients

Cigna
Humana
Google
Blackstone
accenture

B2B lives covered growth

	(2019) At launch	Current[1]
Client A	3,000	126,051
Client B	34,370	~2.4mm
Client C	~1.7mm	~4.8mm

Add new B2B clients

B2B lives covered growth (mm)


>39
~2
Q1'19
YTD 2020

- Partner with additional regional and national health plans
- Accelerate outbound marketing efforts in order to further penetrate B2B segment
- Leverage broker and consultant relationships to reach additional clients
- Continue penetrating college / university market

Expand capabilities

1. Extend member retention through self-service care products
2. Further establish and grow psychiatry
3. Expand into sleep & wellness
4. Integrate platform with other providers
5. Offer service at a global scale

talkspace

[1] As of 12/1/2020

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Clear global expansion opportunity

>$205bn
global behavioral health TAM

Illustrative TAM

Near term targets



Aggregate addressable pop. → **30mm+**

Rationale

- **Highly exportable platform** capabilities
- Near-term focus on **English speaking countries**
- Clear **perspective on regulatory and clinical requirements**

talkspace

22

Source: Mordor Intelligence, NAMI, OurWorldinData

Optimally positioned for M&A opportunities across behavioral health landscape Wellness and Chronic managed care coaching platforms Virtual therapy and Face to face therapy and psychiatry adjacencies psychiatry platforms 23Optimally positioned for M&A opportunities across behavioral health landscape Wellness and Chronic managed care coaching platforms Virtual therapy and Face to face therapy and psychiatry adjacencies psychiatry platforms 23

Financial Overview 24Financial Overview 24

Exceptional financial profile… Net revenue ($mm) | Growth (%) Gross profit ($mm) | Gross margin (%) 60% 78% $74 CAGR CAGR $47 $38 $29 $20 $14 $18 $8 2017 2018 2019 2020E 2017 2018 2019 2020E 61% 33% 94% 47% 49% 51% 63% 25Exceptional financial profile… Net revenue ($mm) | Growth (%) Gross profit ($mm) | Gross margin (%) 60% 78% $74 CAGR CAGR $47 $38 $29 $20 $14 $18 $8 2017 2018 2019 2020E 2017 2018 2019 2020E 61% 33% 94% 47% 49% 51% 63% 25

…With strong growth trajectory $285 57% Net revenue ($mm) CAGR $205 $125 $74 2020E 2021E 2022E 2023E Gross profit ($mm) | Gross margin (%) 55% CAGR $176 $129 $80 $47 63% 64% 63% 62% 2020E 2021E 2022E 2023E 1 EBITDA ($mm) | EBITDA margin (%) $42 $14 7% 15% ($12) ($15) 2020E 2021E 2023E 2022E 26 1 We have not provided a reconciliation of EBITDA to GAAP net income (losses) on a forward-looking basis due to the potential variability, limited visibility and unpredictability…With strong growth trajectory $285 57% Net revenue ($mm) CAGR $205 $125 $74 2020E 2021E 2022E 2023E Gross profit ($mm) | Gross margin (%) 55% CAGR $176 $129 $80 $47 63% 64% 63% 62% 2020E 2021E 2022E 2023E 1 EBITDA ($mm) | EBITDA margin (%) $42 $14 7% 15% ($12) ($15) 2020E 2021E 2023E 2022E 26 1 We have not provided a reconciliation of EBITDA to GAAP net income (losses) on a forward-looking basis due to the potential variability, limited visibility and unpredictability

Profit and loss snapshot

($ in millions, except subscribers data)	HISTORICAL 2017A	2018A	2019A	FORECAST 2020E	2021E	2022E	2023E
Total B2C subscribers	15,021	17,002	19,851	31,214	46,259	71,001	85,829
Total B2B lives covered ('000s)	0	1,039	6,725	39,285	65,341	129,093	174,218
Net revenue	$18	$29	$38	$74	$125	$205	$285
% growth		*61%*	*33%*	*94%*	*69%*	*64%*	*39%*
Gross profit	8	14	20	47	80	129	176
% margin	*47%*	*49%*	*51%*	*63%*	*64%*	*63%*	*62%*
Operating expenses	(23)	(34)	(49)	(62)	(93)	(114)	(134)
EBITDA[1, 2]	(14)	(20)	(29)	(15)	(12)	14	42

talkspace

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[1] No adjustments required to reconcile historical GAAP net income (losses) to EBITDA; [2] We have not provided a reconciliation of EBITDA to GAAP net income (losses) on a forward-looking basis due to the potential variability, limited visibility and unpredictability

Transaction Overview 28Transaction Overview 28

Transaction overview

Talkspace is preparing to go public through a SPAC Merger with Hudson Executive Investment Corp., which has raised a $300 million PIPE to further support long-term growth

- HEIC's IPO raised $414 million in June 2020, with its common stock trading on the NASDAQ under symbol "HEC"[1]
- The transaction is expected to be funded through a combination of:
  - HEIC's $414 million of cash in trust
  - $300 million of committed PIPE financing
  - $25 million from Hudson Executive Capital funded at closing with an additional $25mm available to backstop SPAC redemptions
- $250 million of growth capital funded to balance sheet
- ***Talkspace will trade on the NASDAQ under the ticker "TALK" at closing, expected late Q1 / early Q2***

talkspace

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[1] Hudson Executive Investment Corp. trades on the NASDAQ under the following symbols: "HEC" (common stock), "HECCU" (units) and "HECCW" (warrants)

Pro forma capitalization and ownership

Estimated Transaction Sources & Uses[1]

($mm)

Sources	
SPAC Cash in Trust	$414
Hudson Executive Capital Forward Purchase	$25
PIPE	$300
Total cash sources	**$739**

Uses	
Cash to balance sheet	$250
Secondary proceeds	$444
Estimated transaction expenses[1]	$45
Total cash uses	**$739**

Post-Money Valuation at Close

($mm)

PF Transaction	
Illustrative Talkspace Share Price	$10
PF Shares Outstanding[2]	165.0
Total Equity Value	**$1,650**
(+) Debt at close	$0
(-) Cash at close	($250)
PF Enterprise Value	**$1,400**
PF EV / 2021E Net Revenue	**11.2x**
PF EV / 2022E Net Revenue	**6.8x**

Illustrative Post-Transaction Ownership[2]



2%
4%
18%
51%
25%
Existing Talkspace shareholders
HEIC shareholders
PIPE
HEIC sponsor
FPA

talkspace

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[1] Transaction expenses are an estimate; [2] Total pro forma shares outstanding includes 83.9 million rollover equity shares, 41.4 million for HEIC public investors, 30.0 million from PIPE, 7.2 million SPAC sponsor shares, and 2.5 million from HEIC forward purchase agreement. Assumes no redemptions, no management awards and does not include impact of dilution from 20.7 million public warrants,10.3 million private warrants, and 1.3 million FPA warrants. 1.6 million SPAC sponsor share vest when the stock reaches $12 and 1.6 million share at $15

Valuation benchmarking to peers ‘19A – ‘22E 31% 75% 39% 54% 20% 27% 42% Revenue CAGR 2021 Core Peers Mean: 19.2x 2022 Core Peers Mean: 14.2x 24.1x 22.9x 22.8x 20.7x 18.1x 18.0x 18.1x 17.3x 15.2x 14.6x 11.2x 9.0x 6.8x 6.4x Disruptive High Growth 1 2 Healthcare Internet Talkspace premium / (54%) / (61%) (51%) / (62%) (46%) / (55%) 25% / 8% (38%) / (53%) (51%) / (62%) (discount) to peers 2021 Core Peers Mean: 33.7x 2022 Core Peers Mean: 24.1x Disruptive High Growth 1 2 Healthcare Internet TT alal ksp kspac aceeppr re emi miu um / m / (72%) / (76%) (43%) / (51%) (32%) / (41%) 7% / (2%) (53%) / (60%) (48%) / (59%) (d (di iss cc oount unt)) t to o p peer eers s 2021 2022 31 1 2 Source: FactSet as of 01/07/2021; Disruptive Healthcare includes mean of: Accolade, DexCom, Health Catalyst, HealthEquity, Inspire Medical, iRhythm, Novocure, Oak Street, One Medical, Phreesia, Veeva; High Growth Internet includes mean of: Chegg, Etsy, Fiverr, Match, Shopify, Upwork, Zoom; Note: SOC Telemed is based on capital structure at deal announcement and Teladoc is pro forma for merger with Livongo EV / Gross Profit EV / RevenueValuation benchmarking to peers ‘19A – ‘22E 31% 75% 39% 54% 20% 27% 42% Revenue CAGR 2021 Core Peers Mean: 19.2x 2022 Core Peers Mean: 14.2x 24.1x 22.9x 22.8x 20.7x 18.1x 18.0x 18.1x 17.3x 15.2x 14.6x 11.2x 9.0x 6.8x 6.4x Disruptive High Growth 1 2 Healthcare Internet Talkspace premium / (54%) / (61%) (51%) / (62%) (46%) / (55%) 25% / 8% (38%) / (53%) (51%) / (62%) (discount) to peers 2021 Core Peers Mean: 33.7x 2022 Core Peers Mean: 24.1x Disruptive High Growth 1 2 Healthcare Internet TT alal ksp kspac aceeppr re emi miu um / m / (72%) / (76%) (43%) / (51%) (32%) / (41%) 7% / (2%) (53%) / (60%) (48%) / (59%) (d (di iss cc oount unt)) t to o p peer eers s 2021 2022 31 1 2 Source: FactSet as of 01/07/2021; Disruptive Healthcare includes mean of: Accolade, DexCom, Health Catalyst, HealthEquity, Inspire Medical, iRhythm, Novocure, Oak Street, One Medical, Phreesia, Veeva; High Growth Internet includes mean of: Chegg, Etsy, Fiverr, Match, Shopify, Upwork, Zoom; Note: SOC Telemed is based on capital structure at deal announcement and Teladoc is pro forma for merger with Livongo EV / Gross Profit EV / Revenue

Leading virtual behavioral health platform

talkspace

- **Robust technology platform** purpose-built to personalize treatment and drive outcomes
- **Highly rated app** promotes behavioral health as a lifestyle choice, not a one-time event
- **Leading management team** passionate about mission
- **Large, optimized clinician network**
- **Unique B2C capabilities** and a highly-engaged customer base
- Robust and rapidly expanding **B2B presence**

2021E financial snapshot

$125M	~69%	~64%
net revenue	y/y rev. growth	gross margin

Company snapshot

>2M	>39M	~46,000
Members served to date	commercial covered lives	active members
#1	**~2,650**	**68%**
branded virtual therapy provider	providers	Of members saw improvement in symptoms[1]

talkspace

Source: Brand Health Tracking Study (February and July 2020) [1] Hull, T.D., Malgaroli, M., Connolly, P.S. et al. Two-way messaging therapy for depression and anxiety: longitudinal response trajectories. BMC Psychiatry 20, 297 (2020)

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Key highlights Tremendous unmet medical need with huge TAM accelerated by COVID 1 Platform designed to optimize outcomes for patients and clinicians 2 Ideal modality for behavioral health – more affordable and more timely access 3 Scalable technology stack driven by unmatched behavioral data set 4 Purpose-driven management team with proven public telehealth track record 5 Highly attractive valuation, growth profile and unit economics 6 Hudson Executive is l Ho u g d ical son p E arxecu tner tto ive sup / T po al rksp t alread acey pa im rp tne ressi rshi ve p gfrurt owhe th t r ra aj c ect ceo le ry raan ted s t grow ransit ti h on to public markets n Executive and entern priD se eep relat ent ions erhi pr ps is i e r n heal elatitons hcar hi e / ps ot iher n heal indus thc trar ies e and to acc ot el her erat ie B ndus 2Bt radopt ies ion n Track record of success advising and leading public boards n Public market and M&A expertise 33Key highlights Tremendous unmet medical need with huge TAM accelerated by COVID 1 Platform designed to optimize outcomes for patients and clinicians 2 Ideal modality for behavioral health – more affordable and more timely access 3 Scalable technology stack driven by unmatched behavioral data set 4 Purpose-driven management team with proven public telehealth track record 5 Highly attractive valuation, growth profile and unit economics 6 Hudson Executive is l Ho u g d ical son p E arxecu tner tto ive sup / T po al rksp t alread acey pa im rp tne ressi rshi ve p gfrurt owhe th t r ra aj c ect ceo le ry raan ted s t grow ransit ti h on to public markets n Executive and entern priD se eep relat ent ions erhi pr ps is i e r n heal elatitons hcar hi e / ps ot iher n heal indus thc trar ies e and to acc ot el her erat ie B ndus 2Bt radopt ies ion n Track record of success advising and leading public boards n Public market and M&A expertise 33

Thank you 34Thank you 34